77C  Matters Submitted to a Vote of Securities Holders


A Special Meeting of Trust shareholders was held on April 30, 1998. On March 6, 1998, the record date for shareholders voting at the meeting, there were 436,944,223 total outstanding shares. The following items were considered by shareholders and the results of their voting were as follows:

AGENDA ITEM 1:  To elect Trustees.*
				 Shares Voted For	Shares Withheld Authority
Thomas G Bigley			 277,340,488		303,334
John T. Conroy, Jr.		 277,340,488		303,334
Peter E. Madden			 277,340,488		303,334
John E. Murray, Jr., JD., S.J.D. 277,340,488		303,334
Nicholas P. Constantakis	 277,340,488		303,334

AGENDA ITEM 2: To approve or disprove an amendment in the Trust's fundamental investment policy on diversification of its investments.
The results of shareholders voting were as follows:
Shares Voted For	Shares Voted Against	Shares Abstain	Broker Non-Vote
267,717,482		8,955,556		534,090		436,694

AGENDA ITEM 3:  To approve or disapprove amending and changing from fundamental to an operating policy the Trust's policy regarding the maturity of money market securities in which it will invest.
The results of shareholders voting were as follows:
Shares Voted For	Shares Voted Against	Shares Abstain	Broker Non-Vote
274,675,064		1,936,440		595,624		436,694

*The following Trustees of the Trust continued their terms as Trustees of the
Trust: John F. Donahue, William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Wesley W. Posvar, Marjorie P. Smuts, Glen R. Johnson, J. Christopher Donahue, Edward C. Gonzales, John W. McGonigle, Richard B. Fisher.


AGENDA ITEM 4:  To approve or disapprove amending and changing from fundamental to an operating policy the Trust's ability to invest in restricted securities.
The results of shareholders voting were as follows:
Shares Voted For	Shares Voted Against	Shares Abstain	Broker Non-Vote
246,648,667		29,967,704		590,757		436,694


AGENDA ITEM 5: To approve or disapprove removing the Trust's fundamental investment policy on investing in new issuers.
The results of shareholders voting were as follows:
Shares Voted For	Shares Voted Against	Shares Abstain	Broker Non-vote
265,121,567		11,448,903		636,658		436,694

AGENDA ITEM 6: To approve or disapprove removing the Trust's fundamental investment policy on investing in options.
The results of shareholders voting were as follows:
Shares Voted For	Shares Voted Against	Shares Abstain	Broker Non-Vote
258,406,830		17,945,176		855,122		436,694